UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2005

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 24, 2005, the People Resources Committee (the “Committee”) of the Board of Directors of CIGNA Corporation took the following actions with respect to the compensation of CIGNA's named executive officers:

Name and Principal Position	2005 Salary[1]($)	2004 Bonus($)	2005 Option Grant[2](#)	2002-2004 LTIP Payout[3]($)	2005-2007 LTIP Units[4](#)

H. Edward Hanway	1,080,000	2,600,000	136,430	7,980,000	75,000
Chairman and Chief Executive Officer
Michael W. Bell	555,000	800,000	36,365	1,773,555	20,000
Executive Vice President & Chief Financial Officer
Judith E. Soltz	500,000	600,000	18,185	931,000	10,000
Executive Vice President and General Counsel
Gregory H. Wolf	480,000	540,000	11,515	842,555	6,335
President, CIGNA Group Insurance
Terry Kendall	510,000	480,000	10,305	754,110	5,670
President, CIGNA International

_______________________

(1) New base salary amounts that take effect on July 4, 2005.
(2) Options have a ten year term and generally become exercisable in three equal annual installments beginning on the first anniversary of their grant date. The exercise price per share of the options is $89.42, the fair market value of CIGNA's stock on the grant date.
(3) Estimated amounts. Actual payouts to be finally determined by the Committee in April 2005 using audited financials of competitor group. The value of the long-term incentive payouts will be based on CIGNA’s return on equity (ROE) in each of those years compared to the ROE of a defined group of competitors.
(4) For SPU awards made for the 2005-2007 performance period, the Committee selected three-year annualized total shareholder return weighted equally with a cumulative adjusted income or adjusted revenue measure as the performance metrics. The Committee sets performance metrics, payout formulas and a target value for the SPUs when they are awarded. The target value for these awards is $75 per unit, and is to be paid if CIGNA’s performance on the metrics is in the median range compared to a defined group of health care competitors. The final dollar value of each unit may be from zero to $200. The Committee has discretion to reduce the dollar value of each unit to any amount, including zero.

The Committee also selected income from continuing operations before realized investment gains/losses and special items for the three ongoing business segments (HealthCare, Disability and Life and International) and adjusted revenues from the ongoing business segments as the performance metrics to determine the 2005 annual bonus awards for executive officers under the Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 2, 2005	By: /s/ Carol J. Ward
Carol J. Ward
Corporate Secretary